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Exhibit 99.7

Consent of Person Named
as About to Become a Director

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 of Finisar Corporation (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein and to the filing of this consent as an exhibit herein.

July 8, 2008
/s/ EITAN GERTEL Eitan Gertel

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  Exhibit 99.7
Consent of Person Named as About to Become a Director